SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No.      )
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ULTRA SERIES FUND
(Name of Registrant As Specified In Its Charter)
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ULTRA SERIES FUND
550 Science Drive
Madison, Wisconsin 53711

December 2, 2016

Dear Beneficial Owner of Shares:
Enclosed is an Information Statement regarding a new investment subadvisory agreement between Madison Asset Management, LLC (“MAM”), the Fund’s investment adviser, and Lazard Asset Management LLC (“Lazard”) for the International Stock Fund (the “Fund”), a series of Ultra Series Fund (the “Trust”). Lazard was appointed as the subadviser to the Fund, effective as of October 1, 2016 (the “Effective Date”), thereby replacing NorthRoad Capital Management LLC.
The Board of Trustees of the Trust approved the new investment subadvisory agreement with Lazard. The new investment subadvisory agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fee rates payable by the Fund overall remain the same. The subadvisory fees are paid by MAM, and not by the Fund, and therefore the appointment of Lazard as the Fund’s subadviser will not increase the advisory fee rate payable by Fund shareholders.
Please note that the Trust is not required to obtain shareholder approval for the subadviser change. We are not asking you for a proxy and you are requested not to send us a proxy, with respect to this subadviser change. The enclosed Information Statement provides information about the new investment subadvisory agreement and Lazard.
If you have any questions regarding the Information Statement, please contact MAM at
1-800-767-0300.
Sincerely,
Holly S. Baggot, Secretary
Ultra Series Fund

ULTRA SERIES FUND
550 Science Drive, Madison, Wisconsin 53711

International Stock Fund
Information Statement
December 2, 2016

THIS INFORMATION STATEMENT DOES NOT RELATE TO A MEETING OF THE FUND’S SHAREHOLDERS OR TO ANY ACTION BY SHAREHOLDERS. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available online at: www.ultraseriesfund.com

This information statement is being furnished on behalf of the Board of Trustees (the “Board” or the "Trustees") of the Ultra Series Fund (the “Trust”) by Madison Asset Management, LLC (“MAM”), the Trust’s investment adviser, to owners of certain variable annuity and variable life insurance contracts (the “Contracts”) issued by CMFG Life Insurance Company (“CMFG”), as well as to trustees of and/or participants in certain qualified pension and retirement plans (the “Plans”).

On July 27, 2016, the Board, meeting in person, unanimously voted to replace NorthRoad Capital Management LLC (“NorthRoad”) with Lazard Asset Management LLC (“Lazard”) as subadviser to International Stock Fund (the “Fund”), a series of the Trust. This change in subadviser was effective as of October 1, 2016. The Board approved a new investment subadvisory agreement with Lazard without shareholder approval pursuant to an exemptive order issued to the Trust and MAM by the Securities and Exchange Commission (“SEC”) on November 23, 2009 (the “exemptive order”). The exemptive order permits MAM, subject to oversight by the Board, to hire new subadvisers, and to make certain changes to existing subadvisory agreements, without obtaining shareholder approval, provided that an information statement is provided to shareholders within 90 days of any change.

This information statement is being provided to you pursuant to the terms of the exemptive order. This information statement describes the basis for the Board’s approval of the new investment subadvisory agreement between MAM and Lazard and provides you with an overview of its terms. The approximate mailing date of this information statement is December 2, 2016.

Ultra Series Fund
The Trust is a business trust organized under the laws of the Commonwealth of Massachusetts on September 16, 1983. The Trust is registered with the SEC under the Investment Company Act of 1940 (the “1940 Act”) as an open-end management investment company and is currently comprised of 14 investment portfolios (the “Series”), including the Fund. The Trust issues a separate series of shares of beneficial interest for each Series representing fractional undivided interests in that Series. The Trust currently sells its shares only to one or more separate accounts of CMFG and to the Plans (the “Shareholders”).

The Shareholders are the legal owners of the shares of the Trust. This information statement is furnished to owners of Contracts who had Contract value allocated to separate accounts invested in the Fund and to Plan participants who are the beneficial owners of shares of the Trust held by their Plan.

Voting Securities and Beneficial Ownership
Although Shareholders are not being asked to vote on any matter discussed in this information statement, the following generally describes voting rights of Shareholders, Contract owners, and Plan participants. With regard to Fund matters for which the 1940 Act requires a shareholder vote, CMFG votes such shares in accordance with instructions received from Contract owners having a voting interest in a separate account investing in the Fund. Each share has one vote for each dollar (and fractional vote for each fraction of a dollar) of net asset value and votes are counted on an aggregate basis except as to matters where the interests of the Fund differ from those of other funds (such as approval of an investment management agreement or a change in the Fund’s fundamental investment restrictions). In such a case, the voting is on a fund-by-fund basis. Shares held by a separate account for which no instructions are received are voted by CMFG for or against any propositions, or in abstention, in the same proportion as shares for which instructions have been received. The Plans give their trustees the right to exercise the voting rights associated with any stock, bond or other securities held by the Plans. There is no pass through of rights to the participants in the Plans.

The table below sets forth the Fund’s net asset value per share, number of outstanding shares and assets as of September 30, 2016:

Fund and Share Class	Net Asset Value Per Share	Shares Outstanding	Assets
International Stock Fund-Class I	$10.42	2,782,873	$29,002,041
International Stock Fund-Class II	$10.37	1,340,011	$13,900,804

Record of Beneficial Ownership
For the Fund, as of September 30, 2016, the separate accounts of CMFG, 2000 Heritage Way, Waverly, Iowa 50677, owned 100% of the outstanding shares. As of September 30, 2016, no Trustees or officers of the Fund owned shares of the Fund. As of September 30, 2016, there were no Contract owners that owned variable contracts that individually or in the aggregate had a beneficial interest in the Fund of greater than 5%.

Madison Asset Management, LLC
MAM, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and located at 550 Science Drive, Madison, Wisconsin 53711, provides investment advisory and administrative services to each Series of the Trust pursuant to a written investment advisory agreement. Some of the services necessary for the operation of each Series (e.g., transfer agency, custodial and administrative services) are provided by other affiliated and unaffiliated parties pursuant to a number of written service agreements. The Board first approved the investment management agreement between the Trust and MAM on June 25, 2009, and most recently reapproved the agreement on July 27, 2016.

The Fund pays MAM a management fee based on the average daily net assets of the Fund at the annual rate of 1.15%. The management fee is intended to compensate MAM for both investment advisory services and for paying ordinary operating expenses necessary to operate the Fund (excluding certain expenses described below). For the period ended January 1, 2016 through September 30, 2016, the management fee paid to MAM by the Fund was $367,243. The following expenses are excluded from the ordinary operating expenses paid by MAM: independent Trustees’ fees and expenses; outside audit fees; interest on borrowing by the Fund; certain taxes; and extraordinary expenses (as approved by a majority of the Fund’s independent Trustees).

Information about Lazard
Lazard and its predecessors were founded in 1970 as an investment management company in New York. Lazard’s parent company is Lazard Frères & Co. LLC, located at 30 Rockefeller Plaza, New York, NY 10112. On January 13, 2003, Lazard was established as a separate subsidiary of Lazard Frères & Co. LLC and succeeded to the entire investment management business previously conducted as a division of Lazard Frères & Co. LLC. Lazard is a Delaware limited liability company and a wholly owned subsidiary of Lazard Frères & Co. LLC, a New York limited liability company with one member, Lazard Group LLC, a Delaware limited liability company. Interests of Lazard Group LLC are indirectly held by Lazard Ltd, a Bermuda corporation whose shares are publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “LAZ.” Lazard is an investment adviser registered with the SEC under the Advisers Act and has 45 years of subadvisory experience. As of September 30, 2016, Lazard had approximately $186.5 billion in assets under management. Lazard’s principal offices are located at 30 Rockefeller Plaza, 55th Floor, New York, NY 10112.

Set forth below is each of Lazard’s Principal Executive Officer, Principal Financial Officer and each Director and their principal occupations.

Name	Title/Responsibilities
Gerald Bruce Mazzari	Chief Operating Officer
Nathan Abraham Paul	General Counsel
Ashish Bhutani	Director, Chief Executive Officer
Kenneth Marc Jacobs	Director
Alexander Franz Stern	Director
Mark Richard Anderson	Chief Compliance Officer

Set forth below is a fund that has similar investment objectives to which Lazard acts as investment adviser or subadviser.

Investment Company	Lazard Compensation (Year-to-date through 10/31/16)*	Asset as of 10/31/2016 (in Millions)
Madison Funds International Stock Fund	$171,348	$35.5
*There have been no fee waivers or voluntary expense waivers with respect to this Fund.

The Investment Subadvisory Agreement
MAM and Lazard have entered into an investment subadvisory agreement dated October 1, 2016, a copy of which is attached to this information statement as Exhibit A. Pursuant to the terms of this agreement, Lazard will manage the investment and reinvestment of the assets of the Fund, subject to the oversight and supervision of MAM and the Board. More specifically, Lazard shall furnish continuously an investment program for the Fund and shall determine from time to time in its discretion the securities and other investments to be purchased or sold or exchanged and what portions of the portfolio shall be held in various securities, cash or other investments. Lazard will carry out its responsibilities in compliance with the Fund’s investment objectives, policies and restrictions as set forth in the Fund’s current registration statement, the directions of the Trustees, and all applicable laws and related regulations. Lazard will also maintain certain books and records as required under the 1940 Act. Additionally, in the investment subadvisory agreement, Lazard has made certain representations and warranties regarding its structure, organization and registration.

For the services described in the investment subadvisory agreement, Lazard receives a fee from MAM, computed and accrued daily and paid monthly based on the average daily net assets in the Fund at the following annual rate: 0.55% on the first $50 million of combined assets of the Fund plus the Madison Funds International Stock Fund, and 0.50% thereafter. Lazard’s fee is paid out of the management fee MAM receives pursuant to the investment management agreement between the Fund and MAM. MAM’s payment to Lazard will not increase the charges to the Fund or its shareholders.

The investment subadvisory agreement will remain in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by (i) the Board, or by the vote of a majority of the outstanding shares of the class of stock representing an interest in the Fund; and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

The investment subadvisory agreement may be terminated by MAM or Lazard on sixty days’ written notice.

Other than the different subadvisory fee schedule, there are no material differences affecting the Fund or its shareholders with respect to the investment subadvisory agreement, compared to the NorthRoad Capital Management subadvisory agreement.

The Fund’s investment objective and principal investment strategies did not change as a result of the subadviser change, except that the Fund now generally hold 60-80 individual securities in its portfolio at any given time. Prior to the subadviser change, the Fund generally held 25-50 individual securities in its portfolio at any given time.

Board Considerations
As noted above, the Board approved the new investment subadvisory agreement between MAM and Lazard at an in-person meeting held on July 27, 2016. Independent legal counsel to the independent Trustees advised the Board on the legal standards for consideration of the proposed investment subadvisory agreement. The Board noted that the meeting was also a joint meeting of the Madison Funds (of which all trustees are the same as the Board), and that Lazard is a subadviser of the Madison Funds International Stock Fund. The Board noted its consideration and approval of advisory and subadvisory agreements for annual renewal purposes for the Madison Funds at such meeting and, in that connection, independent legal counsel’s discussion of their responsibilities pursuant to Section 15(c) of the 1940 Act, and the SEC enumerated factors that should be considered in determining whether to approve a new investment subadvisory agreement, in this case with Lazard. The Board held discussions with MAM and reviewed and considered various written materials and oral presentations in connection with Lazard’s proposed management of the Fund, including with respect to the nature, extent and quality of the services, profitability and fees and expenses, investment strategy/style, performance and trading practices and the code of ethics and compliance program of Lazard. Following an analysis and discussion of the factors identified below, the Board, including all of the independent Trustees, approved the new investment subadvisory agreement.

Nature, Extent and Quality of Services to be Provided by Lazard
The Trustees received and considered a variety of information furnished by MAM and Lazard pertaining to the nature, extent and quality of the services proposed to be provided by Lazard. This information included professional qualifications and experience of Lazard’s proposed portfolio management team for the Fund; the portfolio management processes utilized by this team; Lazard’s organization, resources and research capabilities; and Lazard’s compliance, regulatory and litigation experience, its portfolio transaction execution policies and practices, and its policies and procedures for allocating transactions among accounts. The Trustees took into account their familiarity with Lazard and its investment capabilities given the firm’s management of the Madison Funds International Stock Fund. The Trustees also noted that the portfolio management team that managed the Madison Funds International Stock Fund was being proposed to manage the Fund. After reviewing this information and discussing it with representatives of Lazard and MAM, the Board concluded that it was satisfied with the nature, extent and quality of the services proposed to be provided by Lazard and that these services compare satisfactorily to those provided by others in the industry.

Investment Performance of Lazard
The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment subadvisory agreements. The Board considered Lazard’s investment performance, noting that

Lazard had delivered favorable performance results using a strategy substantially similar to that proposed for the Fund. The Trustees took into account the similarity in investment philosophy and approach taken by Lazard and NorthRoad. They also noted anticipated differences in the Fund’s investment strategies following the proposed subadviser change. Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that Lazard was in a position to provide high quality portfolio management services to the Fund.

Comparative Fees, Costs of Services Provided and Profitability
The Board reviewed the proposed level of subadvisory fees under the proposed investment subadvisory agreement between MAM and Lazard, noting that the proposed subadvisory fees payable to Lazard would be paid by MAM and therefore would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by Lazard to other clients, observing that the proposed subadvisory fees are generally in line with subadvisory fees paid by MAM to subadvisers of other similar funds. The Board noted that the proposed subadvisory fee was identical to the subadvisory fee MAM paid to Lazard for managing the Madison Funds International Stock Fund, which was lower than the subadvisory fee MAM paid to NorthRoad for managing the Fund.

Economies of Scale
The Board noted that Lazard’s proposed subadvisory agreement with MAM included breakpoints providing for lower subadvisory fees at higher asset levels, although the Fund’s advisory agreement with MAM does not. At its July 27, 2016 meeting, the Board had determined not to pursue breakpoints in the Fund’s advisory agreement with MAM at that time in light of the Fund’s unitary fee structure (under which MAM bears the risk of increases in most other service providers’ fees) and the current size of the Fund.

Conclusion
After taking the foregoing information and the other information provided by MAM and Lazard into account, the Board, acting in the exercise of its business judgment, unanimously approved the proposed investment subadvisory agreement between MAM and Lazard. In doing so, the Board did not assign specific weights to the various factors considered, nor did it deem any one factor or set of factors to be decisive. Instead, it considered the total mix of information provided to it in reaching its decision.

Annual and Semiannual Reports
The Fund’s most recent annual report and semiannual report are available upon request, without charge, by calling
1-800-670-3600.

Other Information

Administrator
The Investment Manager serves as the administrator of the Fund.

Principal Underwriter
MFD Distributor, LLC, located at 550 Science Drive, Madison, WI 53711, serves as the principal underwriter and distributor of the Fund.

Transfer Agent
Boston Financial Data Services (“BFDS”), 2000 Crown Colony Drive, Quincy, Massachusetts 02169, is the Fund’s transfer agent.

Shareholder Proposals
The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

Dated: December 2, 2016                    By Order of the Board of Trustees

Holly S. Baggot
Secretary

EXHIBIT A

INVESTMENT SUB-ADVISORY AGREEMENT
Lazard Asset Management

THIS INVESTMENT SUB-ADVISORY AGREEMENT (“Agreement”), effective the 1st day of October, 2016, by and between Madison Asset Management, LLC, a Wisconsin limited liability company (the “Adviser”), and Lazard Asset Management LLC a subsidiary of Lazard Freres & Co. LLC, a New York limited liability company (the “Sub-Adviser”).

Adviser and Sub-Adviser agree as follows:

1.    Adviser hereby engages the services of Sub-Adviser in connection with Adviser’s management of the International Stock Fund (the “Portfolio”) of Ultra Series Fund (the “Fund”). Adviser intends to use a manager of managers approach to the management of the Portfolio, as well as other portfolios in the Fund. Therefore, the number of sub-advisers, the named sub-adviser, and the percentage of assets of the Portfolio managed by each sub-adviser will be determined by the Fund’s Board of Trustees and the Adviser from time to time. Pursuant to this Agreement and subject to the oversight and supervision by Adviser and the officers and the Board of Trustees of the Fund, Sub-Adviser shall manage the investment and reinvestment of the assets of the Portfolio as requested by the Adviser. Adviser shall manage the portfolio consistent with this agreement, any investment guidelines and current prospectus and statement of additional information of the fund.

2.    Sub-Adviser hereby accepts employment by Adviser in the foregoing capacity and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

3.    In particular, Sub-Adviser shall furnish continuously an investment program for the Portfolio and shall determine from time to time in its discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio shall be held in various securities, cash or other investments. Sub-Adviser shall provide Adviser and the officers and Trustees of the Fund with such reports and documentation as the latter shall reasonably request regarding Sub-Adviser’s management of the Portfolio’s assets.

4.    Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (a) the Portfolio’s investment objective, policies and restrictions as set forth in the Fund’s current registration statement, (b) such policies or directives as the Fund’s Trustees may from time to time establish or issue, and (c) applicable law and related regulations. Adviser shall promptly notify Sub-Adviser of changes to (a) or (b) above and shall notify Sub-Adviser of changes to (c) above promptly after it becomes aware of such changes.

5.    Sub-Adviser shall take all actions which it considers necessary to implement the investment policies of the Portfolio, and in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio with brokers or dealers selected by it, and to that end, Sub-Adviser is authorized as the agent of the Fund to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash for the account of the Portfolio. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Portfolio, Sub-Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Fund’s board of Trustees and set forth in the Fund’s current registration statement.

In addition to seeking the best price and execution, Sub-Adviser may also take into consideration research and statistical information and wire and other quotation services provided by brokers and dealers to Sub-Adviser. Sub-Adviser is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if it determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser’s overall responsibilities with respect to the Portfolio. The policies with respect to brokerage allocation, determined from time to time by the Fund’s board of Trustees are those disclosed in the Fund’s currently effective registration statement. Sub-Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by Sub-Adviser in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

6.    Sub-Adviser’s services under this Agreement are not exclusive. Sub-Adviser may provide the same or similar services to other clients provided that the Adviser is not treated less favorably than other clients of Sub-Adviser. Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Fund or the Portfolio or otherwise be deemed agents of the Adviser, the Fund or the Portfolio.

7.    Sub-Adviser is registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser.

8.    Sub-Adviser or an affiliated person of Sub-Adviser may act as broker for the Portfolio in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Fund’s board of Trustees and set forth in the Fund’s current registration statement; (b) the provisions of the Advisers Act; (c) the provisions of the Securities Exchange Act of 1934, as amended; and (d) other applicable provisions of law. Such brokerage services are not within the scope of the duties of Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by Fund’s board of Trustees, Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Portfolio or the Fund for such services in addition to Sub-Adviser’s fees for services under this Agreement.

9.    For the services rendered, the facilities furnished and the expenses assumed by Sub-Adviser, Adviser shall pay Sub-Adviser at the end of each month a fee based on the average daily net assets of the securities of the Portfolio at a rate equal to:

Combined Assets	Fee
First $50 million of combined assets managed of the Portfolio plus the Madison Funds International Stock Fund (the “Combined Portfolios”)	0.55%
Assets of the Combined Portfolios Above $50 million	0.50%
*Fees payable to the Sub-adviser on the International Stock Fund of Madison Funds are paid pursuant to the Investment Sub-Advisory Agreement dated October 1, 2016 between the Adviser and Sub-Adviser and relating to the Madison Funds International Stock Fund.

Sub-Adviser’s fee shall be accrued daily at 1/365th (or 1/366th in a leap year) of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Portfolio shall be determined in the manner and on the dates set forth in the current prospectus of the Fund, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the next day on which the net assets shall have been determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty business days of the date of termination.

During any period when the determination of net asset value is suspended, the net asset value of the Portfolio as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

10.    Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Investment Company Act of 1940, as amended (the “1940 Act”), all records relating to the Portfolio’s investments within the control of Sub-Adviser that are required to be maintained by the Fund pursuant to the requirements of Rule 31a-1 under the 1940 Act.

Sub-Adviser agrees that all books and records which it maintains for the Portfolio or the Fund are the property of the Fund and further agrees to surrender promptly to the Adviser or the Fund any such books, records or information upon the Adviser’s or the Fund’s request. All such books and records shall be made available, within five business days of a written request, to the Fund’s accountants or auditors during regular business hours at Sub-Adviser’s offices. Adviser and the Fund or either of their authorized representative shall have the right to copy any records in the possession of Sub-Adviser which pertain to the Portfolio or the Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Fund free from any claim or assertion of rights by Sub-Adviser.

11.    Sub-Adviser agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if Adviser or the Fund has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities provided, however, the Sub-Adviser may disclose the name of the Fund on any representative client list and may include the performance of the subportfolios in any composite of performance.

12.    In the absence of willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser or its officers, Trustees or employees, or reckless disregard by Sub-Adviser of its duties under this Agreement, Sub-Adviser shall not be liable to Adviser, the Portfolio, the Fund or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Nothing herein shall be deemed to waive any right the Adviser of the Fund may have against the Sub-Adviser under federal or state securities or other laws.

13.    This Agreement shall not become effective unless and until it is approved by the board of Trustees of the Fund, including a majority of Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement. This Agreement shall come into full force and effect on the date which it is so approved. This Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by (i) the board of Trustees of the Fund, or by the vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio; and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

14. This Agreement may be terminated at any time without the payment of any penalty, by the Fund’s board of Trustees, or by vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio on sixty days written notice to the Adviser and Sub-Adviser, or by the Adviser, or by the Sub-Adviser, on sixty days written notice to the other. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the investment advisory agreement between the Adviser and the Fund regarding the Adviser’s management of the Portfolio.

15.    This Agreement may be amended by either party only if such amendment is specifically approved by a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval (which purpose need not be exclusive).

16.    The terms “assignment”, “affiliated person” and “interested person”, when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term “majority of the outstanding shares of the class” means the lesser of (a) 67% or more of the shares of such class present at a meeting if more than 50% of such shares are present or represented by proxy or (b) more than 50% of the shares of such class.

17. This Agreement shall be construed in accordance with laws of Wisconsin, and applicable provisions of the Advisers Act and 1940 Act.

18.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Madison Asset Management, LLC

By: /s/ Katherine Frank
Name: Katherine Frank
Title: Chief Operating Officer

Lazard Asset Management LLC

By: /s/ Charles L. Carroll
Name: Charles L. Carroll
Title: Deputy Chairman